UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: April 27, 2017
(Date of earliest event reported)

Halyard Health, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36440	46-4987888
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5405 Windward Parkway Suite 100 South Alpharetta, Georgia		30004
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (678) 425-9273

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.
Halyard Health, Inc. (the “Company”) announced its results of operations for the three months ended March 31, 2017 in a press release dated May 2, 2017 that is attached and incorporated herein by reference as Exhibit 99.1.
The information, including exhibits attached hereto in Item 2.02 of this Current Report, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 2.02 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.
Item 5.07    Submission of Matters to a Vote of Security Holders.
The Company held its Annual Meeting of Stockholders on April 27, 2017. For more information on the proposals presented at the meeting, see the Proxy Statement, the relevant portions of which are incorporated herein by reference.
The stockholders elected each of the three nominees to the Board of Directors for a three-year term by a majority of the votes cast:

Director	For	Withheld	Broker Non-Votes
Robert E. Abernathy	36,631,004	885,689	5,851,932
Ronald W. Dollens	37,214,677	302,016	5,851,932
Heidi K. Kunz	37,179,305	337,388	5,851,932
The stockholders ratified the appointment of Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm to audit the Company's 2016 financial statements:

For	43,032,069
Against	135,220
Abstain	201,336
Broker Non-Votes	—
The stockholders approved the advisory resolution approving executive compensation:

For	36,336,321
Against	986,954
Abstain	193,418
Broker Non-Votes	5,851,932
Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit No. 99.1. Press release issued by Halyard Health, Inc. on May 2, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALYARD HEALTH, INC.

Date:	May 2, 2017	By:	/s/ S. Ross Mansbach
S. Ross Mansbach Vice President, Deputy General Counsel and Corporate Secretary